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                                    EXHIBIT 5

                     OPINION OF WYATT, TARRANT & COMBS, LLP




                                December 18, 2000


CHURCHILL DOWNS INCORPORATED
700 Central Avenue
Louisville, Kentucky 40208

Ladies and Gentlemen:

         We have acted as legal counsel to Churchill Downs Incorporated, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement"), relating to 200,000 shares of the Company's common stock, no par value ("Shares"), and a like number of related Preferred Share Purchase Rights (the "Rights") issued with the Shares, to be sold by a certain "selling stockholder."

         We have examined and are familiar with the Amended and Restated Articles of Incorporation, and Restated Bylaws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the filing of the Registration Statement. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

         Based on the foregoing, it is our opinion that (i) the Shares have been validly issued and are fully paid and non-assessable and (ii) the Rights constitute valid, binding and legal obligations of the Company (except as such validity may be limited by bankruptcy, insolvency, moratorium, or other similar laws presently or hereafter in effect, affecting the enforcement of creditors' rights generally, and by general and equitable principles which may restrict the availability or enforceability of rights or remedies, as to which we express no opinion).

         We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

         We are members of the Bar of the Commonwealth of Kentucky and do not purport to be experts on the laws of any jurisdiction other than the Commonwealth of Kentucky and the Federal laws of the United States of America, and we express no opinion as to the laws of any jurisdiction other than those specified. Our opinion addresses only the specific legal matters set forth above.

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Churchill Downs Incorporated
December 18, 2000
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Shares and the Rights, and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               WYATT, TARRANT & COMBS, LLP

                                               /s/ Wyatt, Tarrant & Combs, LLP